UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2007 (October 24, 2007)

REGENERON PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

New York	000-19034	13-3444607

(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
777 Old Saw Mill River Road, Tarrytown, New York 10591-6707

(Address of principal executive offices, including zip code)
(914) 347-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 24, 2007, Regeneron Pharmaceuticals, Inc. (the “Company”) entered into a First Amendment to Lease (the “Amendment”), amending an operating lease agreement, entered into on December 21, 2006, with BMR-Landmark at Eastview LLC for a new corporate headquarters and research and development complex to be constructed adjacent to the Company’s current facility in the Town of Greenburgh in Westchester County, New York. The Amendment will increase the laboratory and office space at the complex from approximately 221,000 to approximately 257,000 square feet. As amended, the lease includes approximately 27,000 square feet that the Company currently occupies and approximately 230,000 square feet to be located in new facilities.
     Copies of the Amendment referenced in this Item 1.01 will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2007 and this description is subject in all respects to the actual terms of the Amendment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2007	REGENERON PHARMACEUTICALS, INC.
	By:	/s/ Stuart Kolinski
		Name:	Stuart Kolinski
		Title:	Senior Vice President and General Counsel